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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-115180 and 333-71690) and S-8 (No. 333-76808,
333-105493, 333-40160, 333-36068, 333-89499, 333-33358 and 333-87309) of IPIX
Corporation of our report dated March 24, 2004, except as to Note 4, which is as of March 30, 2005, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 24, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 30, 2005